Exhibit 99.1

Eos Energy Enterprises Announces $25 million
Equipment Financing Agreement with Trinity Capital Inc.

Agreement expected to enhance manufacturing operations and further scale production

EDISON, N.J., October 5, 2021 (GLOBE NEWSWIRE) -- Eos Energy Enterprises, Inc. (NASDAQ: EOSE) (“Eos”), a leading provider of safe, scalable, efficient, and sustainable zinc-powered energy storage systems, today announced that HI-POWER LLC, a wholly owned subsidiary of Eos, has entered into a $25 million equipment financing agreement with Trinity Capital Inc. (NASDAQ: TRIN) ("Trinity"), a leading provider of debt and equipment financing to growth stage companies. The funds will be used to acquire equipment that will expand production of Eos’s proprietary aqueous Znyth® batteries.

Located in close proximity to more than 80% of Eos’s suppliers, the Pittsburgh, PA based manufacturing facility produces long duration (3-12 hour) energy storage solutions that provide reliable power to applications across the energy supply chain, including utilities, industrial and commercial sites.

“Securing this equipment financing is a key milestone in our ability to expand our manufacturing capacity and effectively balance our capital allocation strategy,” said Sagar C. Kurada, Chief Financial Officer of Eos. “As we continue to ramp up our manufacturing operations, we expect to have even greater visibility into managing our customer commitment and orders backlog, and improve our delivery lead times.”

Sagar continued, “We would like to thank Trinity for serving as our financing partner and helping further position Eos for growth as demand for long duration clean energy storage continues well into the future.”

“We are proud to partner with the team at Eos, whose mission to build a greener planet for future generations is being driven by their breakthrough Znyth® technology,” said Ryan Little, Managing Director of Trinity Capital. “We see a massive opportunity ahead for Eos and their innovative and sustainable design is clearly poised to transform multiple verticals.”

About Eos
Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth® aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable—and manufactured in the U.S—it's the core of our innovative systems providing utility, industrial, commercial, and residential customers with a proven, reliable energy storage alternative for 3- to 12-hour applications. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com.

Contact
Investors/Media
Laura Ellis
ir@eose.com

Forward-Looking Statements
This press release includes certain statements that may constitute "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in our revenue and operating results; competition from existing or new competitors; the failure to convert firm order backlog to revenue; risks associated with security breaches in our information technology systems; risks related to legal proceedings or claims; risks associated with changes in federal, state, or local laws; risks associated with potential costs of regulatory compliance; risks associated with changes to U.S. trade policies; risks resulting from the impact of global pandemics, including the novel coronavirus, Covid-19; and risks related to adverse changes in general economic conditions. The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Eos’s most recent filings with the Securities and Exchange Commission, including Eos’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Eos makes with the Securities and Exchange Commission from time to time. Moreover, Eos operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, Eos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

2	October 5, 2021